THE CALVERT GROUP OF FUNDS

Rule 18f-3 Multiple Class Plan

Under the Investment Company Act of 1940

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that an investment company desiring to offer multiple classes of shares pursuant to the Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Any material amendment to the plan must be approved by the investment company's Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the plan is in the best interests of each class individually and the investment company as a whole.

This Rule 18f-3 Multiple Class Plan ("Plan") shall apply to those funds in the Calvert Group of Funds listed in Exhibit I (each a "Fund" and, collectively, the "Funds") and to any future fund for which this Plan has been approved in accordance with the above paragraph.

The provisions of this Plan are severable for each Fund or Series thereof ("Series") or Class, and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund, Series or Class affected by the matter.

1. Class Designation. All Funds may offer shares designated Class A, Class B, Class C, Class I and Class Y, certain money market portfolios may offer shares designated as Class O, and The Calvert Fund offers shares designated as Class R (as further described herein).

2. Differences in Availability. Class A, Class B, Class C, Class O and Class R shares shall each be available through the same distribution channels, except that (a) Class B shares may not be available through some dealers and are not recommended for purchase if the shareholder's total balance of Class B shares is $100,000 or more (in which case, investors should purchase Class A or Class C shares), (b) Class B and Class C shares of Calvert First Government Money Market Fund are available only through exchange from Class B or Class C shares, respectively, of another Fund, (c) Class C shares may not be available through some dealers and are not recommended for purchase if the shareholder's total balance of Class C shares is $500,000 or more (in which case, investors should purchase Class A shares); (d) Class R Shares generally are available only to 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and nonqualified deferred compensation plans. Class R shares also are generally available only to retirement plans where plan level or omnibus accounts are held on the books of the fund. Class R shares generally are not available to retail nonretirement accounts, Traditional and Roth Individual Retirement Accounts (IRAs), Coverdell Education Savings Accounts, SEPs, SARSEPs, SIMPLE IRAs, individual 403(b) plans and 529 college savings plans; (e) Class I shares are generally available only directly from Calvert Group and not through dealers, and each Class I shareholder must maintain a $1 million minimum account balance. This minimum may be waived in certain circumstances. Class I shareholders of Calvert Large Cap Growth Fund who acquired their shares pursuant to the reorganization of the Bridgeway Social Responsibility fund are exempt from the $1 million minimum balance requirement; and (f) Class Y shares are generally available only to wrap or similar fee-based programs offered by financial intermediaries that have entered into an agreement with Calvert Distributors, Inc. to offer Class Y shares to their clients.

3. Differences in Services. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation and Letters of Intent shall be available only to holders of Class A shares. The Reinstatement Privilege shall be available only to holders of Class A and Class B shares. Class I purchases and redemptions may only be made by bankwire, National Securities Clearing Corporation ("NSCC"), or ACH funds transfer, except that Class I shareholders of Calvert Large Cap Growth Fund who acquired their shares pursuant to the reorganization of the Bridgeway Social Responsibility Fund may also purchase Class I shares by check, and otherwise receive Class A shareholder services.

4. Differences in Distribution Arrangements. Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The amount of the sales charge on Class A shares is set forth at Exhibit II, and. Sales of Class A shares of $1 million or more sold at NAV shall be subject to a 1.00% contingent deferred sales charge ("CDSC") if the shares are redeemed within one year of purchase. Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class A shares, as set forth at Exhibit II, is used to pay the Fund's principal underwriter for distributing and or providing services to the Fund's Class A shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class A. Pursuant to Rule 22c-2 under the Investment Company Act, Class A shares are also subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase (or 5 days in the case of CTFR's Limited-Term Portfolio).

Class B shares shall not be subject to a front-end sales charge, but shall be subject to a declining CDSC. Class B shares shall also be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the CDSC and the Distribution Plan expenses for Class B shares are set forth in Exhibit II. The CDSC on Class B shares will be waived if the redemption of shares fall within any of the circumstances described in the prospectus for the applicable Fund. Distribution Plan expenses are used to pay each Fund's principal underwriter for distribution and shareholder services provided to the Fund's Class B shares. This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class B. Pursuant to Rule 22c-2 under the Investment Company Act, Class B shares are also subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase.

Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase. Class C shares shall also be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the CDSC and the Distribution Plan expenses for Class C shares are set forth in Exhibit II. The CDSC on Class C shares will be waived if the shares were sold by a broker/dealer that has an agreement with CDI to sell such shares for omnibus retirement account platforms (generally 401(k) and 403(b) platforms) and without a CDSC upon redemption of the shares. Distribution Plan expenses are used to pay each Fund's principal underwriter for distribution and shareholder services provided to the Fund's Class C shares. This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class C. Pursuant to Rule 22c-2 under the Investment Company Act, Class C shares are also subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase

Class R shares shall not be subject to a front-end sales charge or a CDSC. Class R shares shall, however, be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the Distribution Plan expenses for Class R shares are set forth in Exhibit II. Distribution Plan expenses are used to pay each Fund's principal underwriter for distribution and shareholder services provided to the Fund's Class R shares. This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class R. Pursuant to Rule 22c-2 under the Investment Company Act, Class R shares are also subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase.

Class I shares shall not be subject to a front-end sales charge, a CDSC or a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to Rule 22c-2 under the Investment Company Act, Class I shares are, however, subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 5 days of purchase.

Class O shares shall not be subject to a front-end sales charge, a CDSC, a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act or a redemption fee.

Class Y shares shall not be subject to a front-end sales charge, a CDSC or a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to Rule 22c-2 under the Investment Company Act, Class Y shares are, however, subject to a 2 percent redemption fee on redemptions or exchanges of non-money market fund shares within 30 days of purchase.

5. Expense Allocation. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) Distribution Plan fees; (b) transfer agent and shareholder servicing fees; (c) administrative service fees; and (e) certain state registration fees.

6. Conversion Features. Class B shares shall be subject to an automatic conversion feature into Class A shares (or, in the case of certain money market accounts, Class O shares) after they have been held for the number of years set forth for each Fund in Exhibit II. Class A, Class C, Class I, Class O, Class R and Class Y shares are not subject to automatic conversion.

7. Exchange Privileges. The exchange privilege offers flexibility by allowing investors to exchange shares on which a sales charge has already been paid from one Fund to another Fund at no additional charge. Shares of any Fund may only be exchanged for shares of the same class of another Fund. Each Fund may specify other permissible exchanges from time to time.

Exhibit I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Municipal Fund, Inc.

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

First Variable Rate Fund

Calvert Social Index Series, Inc.

Calvert Impact Fund, Inc.

Calvert SAGE Fund

Dated: _________, 2008

Exhibit II

Calvert Social Investment Fund (CSIF)

	Maximum Class A Front- End Sales Charge	Maximum Class A 12b-1 Fee	Maximum Class C 12b-1 Fee	Maximum Class R 12b-1 Fee_
CSIF Balanced	4.75%	0.35%	1.00%	N/A

CSIF Equity	4.75%	0.35%	1.00%	N/A

CSIF Enhanced Equity	4.75%	0.25%	1.00%	N/A

CSIF Bond	3.75%	0.35%	1.00%	N/A

Calvert Conservative Allocation	4.75%	0.35%	1.00%	N/A

Calvert Moderate Allocation	4.75%	0.35%	1.00%	N/A

Calvert Aggressive Allocation	4.75%	0.35%	1.00%	N/A

CSIF Money Market	N/A	N/A	N/A	N/A

FOR CSIF BALANCED, CSIF EQUITY, CSIF ENHANCED & CSIF BOND ONLY:

Class B Maximum 12b-1 Fee equals 1.00%

Class B Contingent Deferred Sales Charge	Balanced, Equity*, and Enhanced Equity	Bond	CSIF Equity Delaware Shares
Shares held less than one year after purchase	5%	4%	4%

At least one year but less than two years	4%	3%	3.25%

At least two years but less than three years	4%	2%	2.75%

At least three years but less than four years	3%	1%	2.25%

At least four years but less than five years	2%	---	2.25%

At least five years but less than six years	1%	---	1.50%

Converts automatically to Class A after	8 yrs.	6 yrs.	8 yrs.

* Other than CSIF Equity Class B shares acquired pursuant to the reorganization of the Delaware Social Awareness Fund (the "CSIF Equity Delaware Shares").

Exhibit II

Calvert Tax-Free Reserves (CTFR)

	Maximum Class A Front-End Sales Charge	Maximum Class A 12b-1 Fee

CTFR Money Market	N/A	N/A

CTFR Limited-Term	1.00%	N/A

CTFR Long-Term	3.75%	0.35%

CTFR Vermont	3.75%	N/A

Exhibit II

Calvert Municipal Fund, Inc. (CMF)

	Maximum Class A Front-End Sales Charge	Maximum Class A 12b-1 Fee
Calvert National	2.75%	N/A
Municipal Intermediate Fund

Exhibit II

The Calvert Fund

	Maximum Class A Front-End Sales Charge	Maximum Class A 12b-1 Fee	Maximum Class C 12b-1Fee	Maximum Class R 12b-1 Fee

Calvert New Vision Small	4.75%	0.25%	1.00%	N/A
Cap Fund

Calvert Income Fund	3.75%	0.50%	1.00%	0.75%

Calvert Short Duration	2.75%	0.50%	1.00%	N/A
Income Fund

Calvert Long-Term Income	3.75%	0.50%	1.00%	N/A
Fund

Calvert Ultra-Short Income	1.25%	0.50%	1.00%	N/A
Fund

FOR NEW VISION SMALL CAP, CALVERT INCOME FUND & CALVERT LONG-TERM INCOME FUND ONLY:

Class B Maximum 12b-1 Fee equals 1.00%

Class B Contingent Deferred Sales Charge	New Vision*	Income & Long-Term Income	New Vision Delaware Shares
Shares held less than one year after purchase	5%	4%	4%

At least one year but less than two years	4%	3%	3.25%

At least two years but less than three years	4%	2%	2.75%

At least three years but less than four years	3%	1%	2.25%

At least four years but less than five years	2%	---	2.25%

At least five years but less than six years	1%	---	1.50%

Converts automatically to Class A after	8 yrs.	6 yrs.	8 yrs.

* Other than New Vision Small Cap Class B shares acquired pursuant to the reorganization of the Delaware Social Awareness Fund (the "New Vision Delaware Shares").

Exhibit II

Calvert World Values Fund, Inc. (CWVF)

	Maximum Class A Front-End Sales Charge	Maximum Class A 12b-1 Fee	Maximum Class B 12b-1 Fee	Maximum Class C 12b-1 Fee
CWVF International Equity	4.75%	0.35%	1.00%	1.00%
Fund

Calvert Capital	4.75%	0.35%	1.00%	1.00%
Accumulation	Fund

Calvert International	4.75%	0.50%	1.00%	1.00%
Opportunities Fund

Class B Contingent Deferred Sales Charge	CWVF International Equity, Calvert Capital Accumulation & Calvert International Opportunities
Shares held less than one year after purchase	5%

At least one year but less than two years	4%

At least two years but less than three years	4%

At least three years but less than four years	3%

At least four years but less than five years	2%

At least five years but less than six years	1%

More than six years	None

Converts to Class A after	8 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Exhibit II

First Variable Rate Fund (FVRF)

	Maximum Class O Front-End Sales Charge	Maximum Class O 12b-1 Fee	Maximum Class B 12b-1 Fee	Maximum Class C 12b-1 Fee
First Government
Money Market	N/A	N/A	1.00%	1.00%

Class B & Class C

Contingent Deferred Sales Charges

A CDSC of up to 5% is imposed on the proceeds of Class B shares according to the CDSC schedule of the Fund in which the Class B shares were originally purchased. That charge is imposed as a percentage of net asset value at the time of purchase or redemption, whichever is less.

A CDSC of 1% is imposed on the proceeds of Class C shares redeemed within one year of the purchase of the Class C shares in the original Fund. That charge is imposed as a percentage of net asset value at the time of purchase or redemption, whichever is less. Class B shares will automatically convert to Class O shares, according to the conversion schedule of the Class B shares of the original Fund.

Exhibit II

Calvert Social Index Series, Inc. (CSIS)

	Maximum Class A Front-End Sales Charge	Maximum Class A 12b-1 Fee	Maximum Class B 12b-1 Fee	Maximum Class C 12b-1 Fee
Calvert Social Index Fund	4.75%	0.35%	1.00%	1.00%

Class B Contingent Deferred Sales Charge	Calvert Social Index Fund
Shares held less than one year after purchase	5%

At least one year but less than two years	4%

At least two years but less than three years	4%

At least three years but less than four years	3%

At least four years but less than five years	2%

At least five years but less than six years	1%

Converts to Class A after	8 yrs.

Exhibit II

Calvert Impact Fund, Inc. (CIF)	Maximum Class A Front-End Sales Charge
Calvert Large Cap Growth Fund	4.75%

Calvert Mid Cap Value Fund	4.75%

Calvert Small Cap Value Fund	4.75%

Calvert Global Alternative Energy Fund	4.75%

Calvert Global Water Fund	4.75%

	Maximum Class A 12b-1 Fee	Maximum Class B 12b-1 Fee	Maximum Class C 12b-1 Fee	Maximum Class R 12b-1 Fee
Calvert Large Cap Growth Fund	0.35%	1.00%	1.00%	N/A

Calvert Mid Cap Value Fund	0.35%	1.00%	1.00%	N/A

Calvert Small Cap Value Fund	0.35%	1.00%	1.00%	N/A

Calvert Global Alternative Energy	0.50%	1.00%	1.00%	N/A
Fund

Calvert Global Water Fund	0.50%	N/A	1.00%	N/A

Class B Contingent Deferred Sales Charge	Large Cap Growth, Mid Cap Value, Small Cap Value & Global Alternative Energy
Shares held less than one year after purchase	5%

At least one year but less than two years	4%

At least two years but less than three years	4%

At least three years but less than four years	3%

At least four years but less than five years	2%

At least five years but less than six years	1%

More than six years	None

Converts to Class A after	8 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Exhibit II

Calvert SAGE Fund (CSF)

Maximum Class A Front-End Sales Charge
Calvert Large Cap Value Fund	4.75%

	Maximum Class A 12b-1 Fee	Maximum Class B 12b-1 Fee	Maximum Class C 12b-1 Fee	Maximum Class R 12b-1 Fee
Calvert Large Cap Value Fund	0.50%	N/A	1.00%	N/A

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

Date: ___________, 2008